Booz Allen Hamilton Announces Fourth Quarter and Full Year Fiscal 2025 Results McLean, Virginia - May 23, 2025 - Booz Allen Hamilton Holding Corporation (NYSE: BAH), the parent company of advanced technology company Booz Allen Hamilton Inc., today announced results for the fourth quarter and full year of fiscal 2025. The company delivered: Exceptional performance against its three-year investment thesis, exceeding ambitious targets for organic revenue growth1,2 and adjusted EBITDA2 Strong top and bottom-line FY25 results Record Q4 backlog of $37 billion and trailing 12-month book-to-bill ratio of 1.39x Continued strategic momentum driven by VoLT (Velocity, Leadership, Technology) “Booz Allen delivered excellent performance in Fiscal Year 2025,” said Horacio Rozanski, Booz Allen Chairman, CEO and President. “We are using our leading positions in AI and the advanced technology ecosystem to accelerate the administration’s priorities. Our technology works, and we continue to provide value and outcomes that matter to our nation.” Q4 Highlights • Revenue grew 7.3 percent year-over-year to $3.0 billion ◦ Organic revenue1,2 grew by 6.2 percent year-over-year • Adjusted Net Income2 of $203 million, a 17.3 percent increase • Adjusted EBITDA2 of $316 million, a 10.5 percent increase • Adjusted EBITDA Margin on Revenue2 increased by 30 basis points to 10.6 percent • Adjusted Diluted EPS2 of $1.61, a 21.1 percent increase • 0.71x quarterly book-to-bill ratio FY25 Highlights • Revenue grew 12.4 percent year-over-year to $12.0 billion ◦ Organic revenue1,2 grew by 11.6 percent year-over-year • Adjusted Net Income2 of $815 million, a 13.4 percent increase • Adjusted EBITDA2 of $1,315 million, an 11.9 percent increase • Adjusted EBITDA Margin on Revenue2 of 11.0 percent, approximately flat year-over-year • Adjusted Diluted EPS2 of $6.35, a 15.5 percent increase • Total backlog of $37.0 billion, a 15.3 percent increase • 1.39x trailing twelve-month book-to-bill ratio • Free cash flow2 of $911 million, compared to $192 million in the prior year • $1.2 billion in total capital deployment • Repurchased 4.3 percent of outstanding shares A regular quarterly dividend of $0.55 per share will be payable on June 27, 2025, to stockholders of record on June 11, 2025. 1 Due to the fiscal 2025 change in rounding presentation to millions, comparative period presentation within this release has been adjusted accordingly. 1 Organic revenue for the year ended March 31, 2025 is calculated as consolidated revenue adjusted for revenue attributable to acquisitions. Calculation excludes approximately $84 million of revenue from PAR Government Systems Corporation (PGSC). 2 Revenue, Excluding Billable Expenses, Adjusted Net Income, Adjusted EBITDA, Adjusted Diluted EPS, Adjusted EBITDA Margin on Revenue, Free Cash Flow and organic revenue are non-GAAP financial measures. See "Non-GAAP Financial Information" below for additional detail.

Booz Allen

FINANCIAL SUMMARY

	Three Months Ended March 31,			Fiscal Year Ended March 31,		
	2025	2024	% Change	2025	2024	% Change
		(unaudited)				
Revenue	**$2,974**	$2,771	7.3%	**$11,980**	$10,662	12.4%
Revenue Ex. Billable Expenses	**$2,046**	$1,926	6.2%	**$8,200**	$7,380	11.1%
Net Income	**$193**	$128	50.8%	**$935**	$606	54.3%
Adjusted Net Income	**$203**	$173	17.3%	**$815**	$719	13.4%
Diluted EPS	**$1.52**	$0.98	55.1%	**$7.25**	$4.59	58.0%
Adjusted Diluted EPS	**$1.61**	$1.33	21.1%	**$6.35**	$5.50	15.5%
EBITDA	**$316**	$304	3.9%	**$1,535**	$1,178	30.3%
Adjusted EBITDA	**$316**	$286	10.5%	**$1,315**	$1,175	11.9%
Adjusted EBITDA Margin on Revenue	**10.6%**	10.3%	+30 bps	**11.0%**	11.0%	—
Net Cash Provided by Operating Activities	**$218**	$144	51.4%	**$1,009**	$259	289.6%
Free Cash Flow	**$194**	$128	51.6%	**$911**	$192	374.5%

OUTLOOK[3]

For fiscal year 2026, we expect:

OPERATING PERFORMANCE	FISCAL YEAR 2026 GUIDANCE
Revenue	$12.0 - $12.5 billion
Revenue Growth	0 - 4.0%
Adjusted EBITDA	$1,315 - $1,370 million
Adjusted EBITDA Margin on Revenue	~11%
Adjusted Diluted EPS[4]	$6.20 - $6.55
Free Cash Flow[5]	$700 - $800 million

EARNINGS WEBCAST

We will host a live conference call at 8 a.m. EDT on Friday, May 23, 2025, to discuss the financial results for our fourth quarter and full fiscal year 2025. Analysts and institutional investors may participate on the call by registering online at investors.boozallen.com.

The conference call will be webcast simultaneously to the public through a link at investors.boozallen.com. This press release, including the reconciliations of certain non-GAAP measures to their nearest comparable GAAP measures, is also available at investors.boozallen.com. A replay of the conference call will also be available on the site beginning at 11 a.m. EDT on Friday, May 23, 2025, and continuing for 12 months.

[3] Reconciliations omitted in reliance on Item 10(e)(1)(i)(B) of Regulation S-K. See "Non-GAAP Financial Information."
[4] Fiscal 2026 Guidance assumes an adjusted effective tax rate of 23–25% and average diluted shares outstanding of 123–125 million.
[5] Fiscal 2026 Guidance assumes cash taxes in connection with Section 174 of approximately $80 million and capital expenditures of approximately $110 million.

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ABOUT BOOZ ALLEN HAMILTON Booz Allen is an advanced technology company delivering outcomes with speed for America’s most critical defense, civil, and national security priorities. We build technology solutions using AI, cyber, and other cutting-edge technologies to advance and protect the nation and its citizens. By focusing on outcomes, we enable our people, clients, and their missions to succeed—accelerating the nation to realize our purpose: Empower People to Change the World®. With global headquarters in McLean, Virginia, our firm employs approximately 35,800 people globally as of March 31, 2025, and had revenue of $12.0 billion for the 12 months ended March 31, 2025. To learn more, visit www.boozallen.com. (NYSE: BAH) CONTACT INFORMATION Investor Relations Dustin Darensbourg Investor_Relations@bah.com Media Relations Jessica Klenk Klenk_Jessica@bah.com 3

NON-GAAP FINANCIAL INFORMATION Booz Allen utilizes and discusses in this release Revenue, Excluding Billable Expenses, EBITDA, Adjusted EBITDA, Adjusted EBITDA Margin on Revenue, Adjusted Net Income, Adjusted Diluted EPS, Free Cash Flow, and Organic Revenue. While we believe that these non-GAAP financial measures may be useful in evaluating our financial information, they should be considered as supplemental in nature and not as a substitute for financial information prepared in accordance with GAAP. Reconciliations, definitions, and how we believe these measures are useful to management and investors are provided below. Adjusted EBITDA, Adjusted EBITDA Margin on Revenue, Adjusted Net Income, Adjusted Diluted EPS, Free Cash Flow, and Organic Revenue exclude the impact of the items detailed in the supplemental exhibits, as these items are generally not operational in nature. These non- GAAP measures also provide another basis for comparing period to period results by excluding potential differences caused by non-operational and unusual or non-recurring items. “Revenue, Excluding Billable Expenses” represents revenue less billable expenses. Booz Allen uses Revenue, Excluding Billable Expenses because it provides management useful information about the Company’s operating performance by excluding the impact of costs such as subcontractor expenses, travel expenses, and other non-labor expenses incurred to perform on contracts. Billable expenses generally have lower margin and thus are less indicative of our profit generation capacity. "EBITDA” represents net income attributable to common stockholders before income taxes, net interest expense, net and other income (expense), net, and depreciation and amortization. “Adjusted EBITDA” represents net income attributable to common stockholders before income taxes, net interest, net and other income (expense), net and depreciation and amortization and before certain other items, including the change in provision for claimed costs for historical rate years, acquisition and divestiture costs, financing transaction costs, DC tax assessment adjustment, the reserve associated with the U.S. Department of Justice investigation disclosed in Note 20, “Commitments and Contingencies,” in the Annual Report on Form 10-K for the fiscal year ended March 31, 2024, and the insurance recoveries related to the settlement of that matter. “Adjusted EBITDA Margin on Revenue” is calculated as Adjusted EBITDA divided by revenue. Booz Allen prepares Adjusted EBITDA and Adjusted EBITDA Margin on Revenue to eliminate the impact of items it does not consider indicative of ongoing operating performance due to their inherent unusual, extraordinary or non-recurring nature or because they result from an event of a similar nature. “Adjusted Net Income” represents net income before: (i) change in provision for claimed costs for historical rate years, (ii) acquisition and divestiture costs, (iii) financing transaction costs, (iv) acquisition amortization, (v) DC tax assessment adjustment, (vi) the reserve associated with the U.S. Department of Justice investigation disclosed in Note 20, “Commitments and Contingencies,” in the Annual Report on Form 10-K for the fiscal year ended March 31, 2024, and the insurance recoveries related to the settlement of that matter, (vii) non-recurring adjustments to cost method investments, and (viii) amortization or write-off of debt issuance costs and debt discount, in each case net of the tax effect where appropriate calculated using an assumed effective tax rate. Booz Allen prepares Adjusted Net Income to eliminate the impact of items, net of tax, it does not consider indicative of ongoing operating performance due to their inherent unusual, extraordinary or non-recurring nature or because they result from an event of a similar nature. “Adjusted Diluted EPS” represents diluted EPS calculated using Adjusted Net Income as opposed to net income. Additionally, Adjusted Diluted EPS does not contemplate any adjustments to net income as required under the two- class method as disclosed in the footnotes to the consolidated financial statements of the Company's Form 10-K for the fiscal year ended March 31, 2025. "Free Cash Flow" represents the net cash generated from operating activities less the impact of purchases of property, equipment and software. Booz Allen presents these supplemental measures because it believes that these measures provide investors and securities analysts with important supplemental information with which to evaluate Booz Allen’s performance, long-term earnings potential, or liquidity, as applicable.These non-GAAP measurements may vary from and may not be comparable to similarly titled measures by other companies in Booz Allen’s industry. "Adjusted Effective Tax Rate" represents income tax expense (benefit) excluding the income tax effects of adjustments to net income, divided by adjusted earnings before income tax expense. "Net Leverage Ratio" is calculated as net debt (total debt less cash) divided by Adjusted EBITDA over the prior twelve months. "Organic Revenue" and "Organic Revenue Growth" represent growth in consolidated revenue adjusted for revenue from acquisitions and divestitures. Revenue, Excluding Billable Expenses, EBITDA, Adjusted EBITDA, Adjusted EBITDA Margin on Revenue, Adjusted Net Income, Adjusted Diluted EPS, Free Cash Flow, Net Leverage Ratio, and organic revenue are not recognized measurements under accounting principles generally accepted in the United States, or GAAP, and when analyzing Booz Allen’s performance or liquidity, as applicable, investors should (i) evaluate each adjustment in our reconciliation of revenue to Revenue, Excluding Billable Expenses, net income to Adjusted EBITDA, Adjusted EBITDA Margin on Revenue, Adjusted Net Income, and Adjusted Diluted Earnings Per Share, net cash provided by operating activities to Free Cash Flow, and net debt to Net Leverage Ratio, (ii) use Revenue, Excluding Billable Expenses, EBITDA, Adjusted EBITDA, Adjusted EBITDA Margin on Revenue, Adjusted Net Income, and Adjusted Diluted EPS in addition to, and not as an alternative to, revenue, net income or diluted EPS as measures of operating results, each as defined under GAAP, (iii) use Free Cash Flow and Net Leverage Ratio, in addition to, and not as an alternative to, net cash provided by operating activities as a measure of liquidity, each as defined under GAAP, and (iv) use Net Leverage Ratio in addition to, and not as an alternative to, net debt as a measure of Booz Allen's debt leverage. Exhibit 4 includes a reconciliation of Revenue, Excluding Billable Expenses, Adjusted EBITDA, Adjusted EBITDA Margin on Revenue, Adjusted Net Income, Adjusted Diluted EPS, Free Cash Flow and Net Leverage Ratio to the most directly comparable financial measure calculated and presented in accordance with GAAP. With respect to our expectations under “Outlook” above, a reconciliation of Adjusted Diluted EPS guidance to the closest corresponding GAAP measure is not available without unreasonable efforts on a forward- looking basis due to our inability to predict our stock price, equity grants, and dividend declarations during the course of fiscal 2026. Projecting future stock price, equity grants, and the dividends to be declared would be necessary to accurately calculate the difference between Adjusted Diluted EPS and GAAP EPS as a result of the effects of the two-class method and related possible dilution used in the calculation of EPS. Consequently, any attempt to disclose such reconciliation would imply a degree of precision that could be confusing or misleading to investors. We expect the variability of the above charges to have an unpredictable, and potentially significant, impact on our future GAAP financial results. Accordingly, Booz Allen is relying on the exception provided by Item 10(e)(1)(i)(B) of Regulation S-K to exclude the reconciliation. In addition, our expectations for Adjusted EBITDA and Adjusted EBITDA Margin on Revenue for fiscal 2026 are presented under "Outlook" above and management may discuss its expectation for Adjusted EBITDA and Adjusted EBITDA Margin on Revenue for fiscal 2026 from time to time. A reconciliation of Adjusted EBITDA and Adjusted EBITDA Margin on Revenue guidance to the closest corresponding GAAP measure is not available without unreasonable efforts on a forward-looking basis due to our inability to predict specific quantification of the amounts that would be required to reconcile such measures. Consequently, any attempt to disclose such reconciliation would imply a degree of precision that could be confusing or misleading to investors. Accordingly, Booz Allen is relying on the exception provided by Item 10(e)(1)(i)(B) of Regulation S-K to exclude the reconciliation. 4

FORWARD LOOKING STATEMENTS Certain statements contained in this press release and in related comments by our management include “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Examples of forward-looking statements include information concerning Booz Allen’s preliminary financial results, financial outlook and guidance, including forecasted revenue, Diluted EPS, and Adjusted Diluted EPS, future quarterly dividends, and future improvements in operating margins, as well as any other statement that does not directly relate to any historical or current fact. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “could,” “should,” “forecasts,” “expects,” “intends,” “plans,” “anticipates,” “projects,” “outlook,” “believes,” “estimates,” “predicts,” “potential,” “continue,” “preliminary,” or the negative of these terms or other comparable terminology. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we can give you no assurance these expectations will prove to have been correct. These forward-looking statements relate to future events or our future financial performance and involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance, or achievements to differ materially from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. These risks and other factors include: • any issue that compromises our relationships with the U.S. government or damages our professional reputation, including negative publicity concerning government contractors in general or us in particular; • changes in U.S. government spending, including a continuation of efforts by the U.S. government to decrease spending, and mission priorities that shift expenditures away from agencies or programs that we support, or as a result of U.S. administration transitions; • efforts by Congress and other U.S. government bodies to reduce U.S. government spending and address budgetary constraints and the U.S. deficit, as well as associated uncertainty around the timing, extent, nature, and effect of such efforts; • delayed long-term funding of our contracts, including uncertainty relating to funding the U.S. government and increasing the debt ceiling; • U.S. government shutdowns as a result of the failure by elected officials to fund the government; • failure to comply with numerous laws and regulations, including, but not limited to, the Federal Acquisition Regulation ("FAR"), the False Claims Act, the Defense Federal Acquisition Regulation Supplement and FAR Cost Accounting Standards and Cost Principles; • our ability to compete effectively in the competitive bidding process and delays or losses of contract awards caused by competitors’ protests of major contract awards received by us; • variable purchasing patterns under U.S. government General Services Administration Multiple Award schedule contracts, or GSA schedules, blanket purchase agreements and indefinite delivery/indefinite quantity, or IDIQ, contracts; • the loss of GSA schedules, or our position as prime contractor on government-wide acquisition contract vehicles, or GWACs; • changes in the mix of our contracts and our ability to accurately estimate or otherwise recover expenses, time, and resources for our contracts; • changes in estimates used in recognizing revenue; • our ability to realize the full value of and replenish our backlog, generate revenue under certain of our contracts and the timing of our receipt of revenue under contracts included in backlog; • internal system or service failures and security breaches, including, but not limited to, those resulting from external or internal threats, including cyber attacks, on our network and internal systems or on our customers' network or internal systems; • risks related to the operation of financial management systems; • an inability to attract, train, or retain employees with the requisite skills and experience; • an inability to timely hire, assimilate and effectively utilize our employees, ensure that employees obtain and maintain necessary security clearances, and/or effectively manage our cost structure; • risks related to inflation that could impact the cost of doing business and/or reduce customer buying power; • the loss of members of senior management or failure to develop new leaders; • misconduct or other improper activities from our employees, subcontractors or suppliers, including the improper access, use or release of our or our customers’ sensitive or classified information; • failure to maintain strong relationships with other contractors or the failure of contractors with which we have entered into a sub- or prime- contractor relationship to meet their obligations to us or our customers; • inherent uncertainties and potential adverse developments in legal or regulatory proceedings, including litigation, audits, reviews, and investigations, which may result in materially adverse judgments, settlements, withheld payments, penalties, or other unfavorable outcomes including debarment, as well as disputes over the availability of insurance or indemnification; • failure to comply with special U.S. government laws and regulations relating to our international operations; • risks associated with increased competition, new relationships, customers, capabilities, and service offerings in our U.S. and international businesses; • risks related to changes to our operating structure, capabilities, or strategy intended to address customer needs, grow our business, or respond to market developments; • the adoption by the U.S. government of new laws, rules, and regulations, such as those relating to organizational conflicts of interest issues or limits; • risks related to a possible recession and volatility or instability of the global financial system, including the failures of financial institutions and the resulting impact on counterparties and business conditions generally; • risks related to a deterioration of economic conditions or weakening in credit or capital markets; • risks related to pending, completed, and future acquisitions and dispositions, including the ability to satisfy specified closing conditions for pending transactions, such as those related to receipt of regulatory approval or lack of regulatory intervention, and to realize the expected benefits from completed acquisitions and dispositions; • the incurrence of additional tax liabilities, including as a result of changes in tax laws or management judgments involving complex tax matters; • risks inherent in the government contracting environment; • continued efforts to change how the U.S. government reimburses compensation-related costs and other expenses or otherwise limits such reimbursements, and an increased risk of compensation being deemed unreasonable and unallowable or payments being withheld as a result of U.S. government audit, review, or investigation; • increased insourcing by various U.S. government agencies due to changes in the definition of “inherently governmental” work, including proposals to limit contractor access to sensitive or classified information and work assignments; • the size of our addressable markets and the amount of U.S. government spending on private contractors; • risks related to our indebtedness and credit facilities which contain financial and operating covenants; • the impact of changes in accounting rules, and regulations, or interpretations thereof, that may affect the way we recognize and report our financial results, including changes in accounting rules governing recognition of revenue; and • the impact of changing weather patterns, natural disasters, and pandemics, epidemics, and similar disease outbreaks on our and our customers' businesses and operations, as well as risks related to increased scrutiny and changing expectations and practices related to climate change and related governance matters generally. Additional information concerning these and other factors can be found in our filings with the Securities and Exchange Commission (SEC), including our Annual Report on Form 10-K filed with the SEC on May 23, 2025. All forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the foregoing cautionary statements. All such statements speak only as of the date made and, except as required by law, we undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise. 5

EXHIBIT 1 Booz Allen Hamilton Holding Corporation Consolidated Statements of Operations 6 Three Months Ended March 31, Fiscal Year Ended March 31, (unaudited) (Amounts in millions, except per share data) 2025 2024 2025 2024 Revenue $ 2,974 $ 2,771 $ 11,980 $ 10,662 Operating costs and expenses: Cost of revenue 1,378 1,256 5,419 4,921 Billable expenses 928 845 3,780 3,282 General and administrative expenses 352 366 1,246 1,281 Depreciation and amortization 42 40 165 164 Total operating costs and expenses 2,700 2,507 10,610 9,648 Operating income 274 264 1,370 1,014 Interest expense, net (43) (37) (168) (147) Other income (expense), net 11 (8) 17 (13) Income before income taxes 242 219 1,219 854 Income tax expense 49 91 284 248 Net income $ 193 $ 128 $ 935 $ 606 Earnings per common share: Basic $ 1.53 $ 0.98 $ 7.28 $ 4.61 Diluted $ 1.52 $ 0.98 $ 7.25 $ 4.59

EXHIBIT 2 Booz Allen Hamilton Holding Corporation Consolidated Balance Sheets (Amounts in millions, except share and per share data) March 31, 2025 March 31, 2024 Assets Current assets: Cash and cash equivalents $ 885 $ 554 Accounts receivable, net 2,271 2,047 Prepaid expenses and other current assets 157 138 Total current assets 3,313 2,739 Property and equipment, net of accumulated depreciation 177 188 Operating lease right-of-use assets 178 174 Intangible assets, net of accumulated amortization 563 601 Goodwill 2,405 2,344 Deferred tax assets 332 227 Other long-term assets 344 291 Total assets $ 7,312 $ 6,564 Liabilities and stockholders' equity Current liabilities: Current portion of long-term debt $ 83 $ 62 Accounts payable and other accrued expenses 987 1,051 Accrued compensation and benefits 702 506 Operating lease liabilities 41 43 Other current liabilities 33 30 Total current liabilities 1,846 1,692 Long-term debt, net of current portion 3,915 3,350 Operating lease liabilities, net of current portion 180 182 Other long-term liabilities 368 293 Total liabilities 6,309 5,517 Stockholders’ equity: Common stock, Class A — $0.01 par value — authorized, 600,000,000 shares; issued, 168,522,544 shares at March 31, 2025 and 167,402,268 shares at March 31, 2024; outstanding, 124,879,004 shares at March 31, 2025 and 129,643,123 shares at March 31, 2024 2 2 Treasury stock, at cost — 43,643,540 shares at March 31, 2025 and 37,759,145 shares at March 31, 2024 (3,082) (2,278) Additional paid-in capital 1,042 909 Retained earnings 3,070 2,404 Accumulated other comprehensive (loss) income (29) 10 Total stockholders’ equity 1,003 1,047 Total liabilities and stockholders’ equity $ 7,312 $ 6,564 7

EXHIBIT 3 Booz Allen Hamilton Holding Corporation Consolidated Statements of Cash Flows Fiscal Year Ended March 31, (Amounts in millions) 2025 2024 Cash flows from operating activities Net income $ 935 $ 606 Adjustments to reconcile net income to net cash provided by operating activities: Depreciation and amortization 165 164 Noncash lease expense 50 54 Stock-based compensation expense 94 95 Deferred income taxes (91) (101) Net (gain) loss associated with investment activities (24) 6 Net (gain) loss on dispositions and other 8 9 Changes in assets and liabilities: Accounts receivable, net (206) (270) Income taxes receivable / payable (31) (11) Prepaid expenses and other current and long-term assets 1 (10) Accrued compensation and benefits 207 48 Accounts payable and other accrued expenses (66) (282) Other current and long-term liabilities (33) (49) Net cash provided by operating activities 1,009 259 Cash flows from investing activities Purchases of property, equipment, and software (98) (67) Payments for business acquisitions, net of cash acquired (97) — Payments for cost method investments (37) (24) Proceeds from sales and distributions of businesses and equity interests 14 — Net cash used in investing activities (218) (91) Cash flows from financing activities Proceeds from issuance of common stock 33 28 Stock option exercises 5 16 Repurchases of common stock (812) (404) Cash dividends paid (268) (254) Proceeds from revolving credit facility 200 500 Repayments on revolving credit facility, term loans, and Senior Notes (262) (541) Net proceeds from debt issuance 644 636 Net cash used in financing activities (460) (19) Net increase in cash and cash equivalents 331 149 Cash and cash equivalents––beginning of year 554 405 Cash and cash equivalents––end of year $ 885 $ 554 Supplemental disclosures of cash flow information Net cash paid during the period for: Interest $ 186 $ 156 Income taxes $ 379 $ 336 Supplemental disclosures of non-cash investing and financing activities Share repurchases transacted but not settled and paid $ 22 $ 29 Unpaid property, equipment and software purchases $ 9 $ 16 8

Booz Allen

EXHIBIT 4

Booz Allen Hamilton Holding Corporation
Non-GAAP Financial Information
(UNAUDITED)

(In millions, except share and per share data)	Three Months Ended March 31, 2025	Three Months Ended March 31, 2024	Fiscal Year Ended March 31, 2025	Fiscal Year Ended March 31, 2024
Revenue, Excluding Billable Expenses				
Revenue	$ 2,974	$ 2,771	$ 11,980	$ 10,662
Less: Billable expenses	928	845	3,780	3,282
Revenue, Excluding Billable Expenses*	$ 2,046	$ 1,926	$ 8,200	$ 7,380
EBITDA, Adjusted EBITDA, Adjusted EBITDA Margin on Revenue				
Net income	$ 193	$ 128	$ 935	$ 606
Income tax expense	49	91	284	248
Interest expense, net and other income (expense), net (h)	32	45	151	160
Depreciation and amortization	42	40	165	164
EBITDA	$ 316	$ 304	$ 1,535	$ 1,178
Change in provision for claimed costs (a)	—	—	(113)	(18)
Acquisition and divestiture costs (b)	—	2	8	7
Financing transaction costs (c)	—	—	—	1
DC tax assessment adjustment (e)	—	(20)	—	(20)
Legal matter reserve (f)	—	—	—	27
Insurance recoveries (g)	—	—	(115)	—
Adjusted EBITDA	$ 316	$ 286	$ 1,315	$ 1,175
Net income margin	6.5 %	4.6 %	7.8 %	5.7 %
Adjusted EBITDA Margin on Revenue	10.6 %	10.3 %	11.0 %	11.0 %
Adjusted Net Income				
Net income	$ 193	$ 128	$ 935	$ 606
Change in provision for claimed costs (a)	—	—	(113)	(18)
Acquisition and divestiture costs (b)	—	2	8	7
Financing transaction costs (c)	—	—	—	1
Acquisition amortization (d)	13	14	54	54
DC tax assessment adjustment (e)	—	(20)	—	(20)
Legal matter reserve (f)	—	—	—	27
Non-recurring adjustments to cost method investments (i)	—	6	—	6
Insurance recoveries (g)	—	—	(115)	—
Amortization or write-off of debt issuance costs and debt discount	1	1	4	4
Adjustments for tax effect (j)	(4)	42	42	52
Adjusted Net Income	$ 203	$ 173	$ 815	$ 719
Adjusted Diluted Earnings Per Share				
Weighted-average number of diluted shares outstanding	126,255,581	130,040,939	128,290,417	130,815,903
Diluted earnings per share	$ 1.52	$ 0.98	$ 7.25	$ 4.59
Adjusted Net Income Per Diluted Share (k)	$ 1.61	$ 1.33	$ 6.35	$ 5.50
Free Cash Flow				
Net cash provided by operating activities	$ 218	$ 144	$ 1,009	$ 259
Less: Purchases of property, equipment and software	(24)	(16)	(98)	(67)
Free Cash Flow	$ 194	$ 128	$ 911	$ 192

* Revenue, Excluding Billable Expenses includes $113 million and $18 million of revenue for the fiscal year ended March 31, 2025 and 2024 respectively, resulting from the reduction to our provision for claimed costs as noted below.

9

EXHIBIT 4 Booz Allen Hamilton Holding Corporation Non-GAAP Financial Information (Continued) (UNAUDITED) 10 (a) Represents the reduction to our provision for claimed costs for years prior to fiscal 2025 recorded during the second quarters of fiscal 2025 and 2024, which resulted in a corresponding increase to revenue, as a result of the Defense Contract Audit Agency's findings related to its audits of our claimed costs for multiple fiscal years. See Note 19, “Commitments and Contingencies,” to the consolidated financial statements in the Company's Form 10-K for the fiscal year ended March 31, 2025 for further information. (b) Represents costs associated with the acquisition efforts of the Company related to transactions for which the Company has submitted a letter of intent to acquire a controlling financial interest in the target entity. Transactions primarily include the acquisitions of EverWatch Corp. (“EverWatch”) in fiscal 2023 and PAR Government Systems Corporation (“PGSC”) in fiscal 2025. See Note 5, “Acquisitions and Divestitures,” to the consolidated financial statements in the Company's Form 10-K for the fiscal year ended March 31, 2025 for further information. (c) Reflects expenses associated with debt financing activities incurred during the second quarter of fiscal 2024. (d) Amortization expense associated with acquired intangibles from acquisitions. (e) Reflects the impact (specifically the revenue from recoverable expenses) of the Company's unfavorable ruling from the District of Columbia Court of Appeals related to contested tax assessments from the District of Columbia Office of Tax and Revenue (“DC OTR”). See Note 13, “Income Taxes,” to the consolidated financial statements contained within the Annual Report on Form 10-K for the fiscal year ended March 31, 2024 for further information. (f) Reserve associated with the U.S. Department of Justice's investigation of the Company. See Note 20, “Commitments and Contingencies,” to the consolidated financial statements contained within the Annual Report on Form 10-K for the fiscal year ended March 31, 2024 for further information. (g) Reflects insurance recoveries from claims related to the Company’s fiscal 2024 settlement as described in Note 19, “Commitments and Contingencies,” to the consolidated financial statements in the Company's Form 10-K for the fiscal year ended March 31, 2025 for further information. (h) Reflects the combination of Interest expense, net and Other income (expense), net from the consolidated statement of operations. (i) Represents non-recurring valuation adjustments to the Company's cost method investments, primarily the write- off of one of its investments in the fourth quarter of fiscal 2024. (j) Reflects the tax effect of adjustments at an assumed effective tax rate of 26%, which approximates the blended federal and state tax rates, and consistently excludes the impact of other tax credits and incentive benefits realized. The tax effect of certain discrete items is calculated specifically and may vary from the general 26% rate. The prior period tax effect also includes an adjustment related to the indirect effects of the application of Section 174 of the Tax Cuts and Jobs Act of 2017 (($22) million for fiscal 2024), and the impact of the Company's unfavorable ruling from the District Columbia Court of Appeals related to contested tax assessments from the DC OTR ($43 million for the three and twelve months ended March 31, 2024, respectively). See Note 13, “Income Taxes,” to the consolidated financial statements contained within the Annual Report on Form 10-K for the fiscal year ended March 31, 2025 for further information. (k) Excludes adjustments of approximately $1 million and $5 million of net earnings for both the three and twelve months ended March 31, 2025 and 2024 respectively, associated with the application of the two-class method for computing diluted earnings per share.

Booz Allen

EXHIBIT 4

Booz Allen Hamilton Holding Corporation
Non-GAAP Financial Information (Continued)
(UNAUDITED)

(In millions, except share and per share data)	Fiscal Year Ended March 31, 2025	Fiscal Year Ended March 31, 2024
Net income	$ 935	$ 606
Income tax expense	284	248
Interest expense, net and other income (expense), net (a)	151	160
Depreciation and amortization	165	164
EBITDA	$ 1,535	$ 1,178
Change in provision for claimed costs (b)	(113)	(18)
Acquisition and divestiture costs (c)	8	7
Insurance recoveries (d)	(115)	—
Financing transaction costs (e)	—	1
DC tax assessment adjustment (f)	—	(20)
Legal matter reserve (g)	—	27
Last 12 months Adjusted EBITDA	$ 1,315	$ 1,175
Total Debt	$ 3,998	$ 3,412
Less: Cash	885	554
Net Debt	$ 3,113	$ 2,858
Net Leverage Ratio (h)	2.4	2.4

(a) Reflects the combination of Interest expense, net and Other income (expense), net from the consolidated statement of operations.

(b) Represents the reduction to our provision for claimed costs for years prior to fiscal 2025 recorded during the second quarters of fiscal 2025 and 2024, which resulted in a corresponding increase to revenue, as a result of the Defense Contract Audit Agency's findings related to its audits of our claimed costs for multiple fiscal years. See Note 19, "Commitments and Contingencies,"to the consolidated financial statements in the Company's Form 10-K for the fiscal year ended March 31, 2025 for further information.

(c) Represents costs associated with the acquisition efforts of the Company related to transactions for which the Company has submitted a letter of intent to acquire a controlling financial interest in the target entity. Transactions primarily include the acquisitions of EverWatch Corp. ("EverWatch") in fiscal 2023 and PAR Government Systems Corporation ("PGSC") in fiscal 2025. See Note 5, "Acquisitions and Divestitures," to the consolidated financial statements in the Company's Form 10-K for the fiscal year ended March 31, 2025 for further information.

(d) Reflects insurance recoveries from claims related to the Company's fiscal 2024 settlement as described in Note 19, "Commitments and Contingencies,"in the Company's Form 10-K for the fiscal year ended March 31, 2025 for further information.

(e) Reflects expenses associated with debt financing activities incurred during the second quarter of fiscal 2024.

(f) Reflects the impact (specifically the revenue from recoverable expenses) of the Company's unfavorable ruling from the District of Columbia Court of Appeals related to contested tax assessments from the District of Columbia Office of Tax and Revenue ("DC OTR"). See Note 13, "Income Taxes," to the consolidated financial statements contained within the Annual Report on Form 10-K for the fiscal year ended March 31, 2024 for further information.

(g) Reserve associated with the U.S. Department of Justice's investigation of the Company. See Note 20, "Commitments and Contingencies," to the consolidated financial statements contained within the Annual Report on Form 10-K for the fiscal year ended March 31, 2024 for further information.

(h) "Net Leverage Ratio" is calculated as net debt (total debt less cash) divided by Adjusted EBITDA over the prior twelve months.

11

EXHIBIT 5 Booz Allen Hamilton Holding Corporation Operating Data (UNAUDITED)    As of March 31, (Amounts in millions) 2025 2024 Backlog (1) (2): Funded $ 4,421 $ 4,187 Unfunded 8,804 8,393 Priced options 23,802 19,533 Total backlog $ 37,027 $ 32,113 (1) Backlog presented at March 31, 2025 includes backlog acquired from the Company’s acquisition of PGSC during fiscal 2025. Original backlog value at acquisition was $231 million. (2) Amounts in all periods presented reflect the retrospective application of the Company’s change in policy during the fourth quarter of fiscal 2025 as disclosed in the Company's Form 10-K for the fiscal year ended March 31, 2025.   Three Months Ended March 31, Trailing Twelve Months Ended March 31,   2025 2024 2025 2024 Book-to-Bill * 0.71x 0.74x 1.39x 1.22x * Book-to-bill is calculated as net bookings, which represents the change in total backlog during the relevant fiscal period plus the relevant fiscal period revenue, divided by the relevant fiscal period revenue. Amounts in all periods presented reflect the retrospective application of the Company’s change in policy during the fourth quarter of fiscal 2025 as disclosed in the Company's Form 10-K for the fiscal year ended March 31, 2025.   As of March 31, (Amounts are rounded) 2025 2024 Headcount Total Headcount 35,800 34,300 Customer Staff Headcount 32,700 31,300 Three Months Ended March 31, Fiscal Year Ended March 31, 2025 2024 2025 2024 Revenue by Customer Type Defense $ 1,527 $ 1,343 $ 5,943 $ 5,061 Intelligence 458 437 1,867 1,763 Civil 989 992 4,170 3,838 Total Revenue $ 2,974 $ 2,772 $ 11,980 $ 10,662   Three Months Ended March 31, Fiscal Year Ended March 31,   2025 2024 2025 2024 Percentage of Total Revenue by Contract Type Cost-Reimbursable 59% 56% 57% 55% Time-and-Materials 22% 23% 23% 24% Fixed-Price 19% 21% 20% 21% 12